As filed with the Securities and Exchange Commission on October 30, 2009

Registration No. 333-162537

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1

TO

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SWS Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	6211	75-2040825
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1201 Elm Street, Suite 3500

Dallas, TX 75270

(214) 859-1800

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Allen R. Tubb, Esq.

Vice President, General Counsel and Secretary

1201 Elm Street, Suite 3500

Dallas, TX 75270

(214) 859-1800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Darrel A. Rice, Esq.

Haynes and Boone, LLP

2323 Victory Avenue, Suite 700

Dallas, TX 75219

(214) 651-5969

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement filed pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☑

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

SWS Group, Inc. is filing this Pre-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-162537) for the purpose of amending the list of exhibits included in Item 16 of Part II of the Registration Statement and the Exhibit Index. No changes or additions are being made hereby to the prospectus that forms a part of the Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the expenses payable by SWS Group in connection with the issuance and distribution of the securities being registered. All of the amounts shown are estimates, except for the SEC registration fee.

SEC Registration Fee		$8,370
Accounting Fees and Expenses		*
Legal Fees and Expenses		*
Printing and Engraving Expenses		*
Fees and Expenses of Trustee and Counsel		*
Miscellaneous Expenses		*

TOTAL	$	*

*	The amount of these fees and expenses is not currently determinable.

Item 15.	Indemnification of Directors and Officers.

Our certificate of incorporation eliminates the liability of our directors for acts or omissions in their capacities as directors to the maximum extent permitted by the Delaware General Corporation Law. Accordingly, pursuant to Section 102(b)(7) of the Delaware General Corporation Law, none of our directors will be personally liable to us or any of our stockholders for monetary damages arising from the director’s breach of fiduciary duty as a director. However, this does not apply with respect to any action in which the director would be liable under Section 174 of the Delaware General Corporation Law nor does it apply with respect to any liability in which the director (i) breached his duty of loyalty to us or our stockholders; (ii) did not act in good faith or, in failing to act, did not act in good faith; (iii) acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, acted in a manner involving intentional misconduct or a knowing violation of law; or (iv) derived an improper personal benefit.

Our bylaws provide that we shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of SWS Group) by reason of the fact that he is or was a director or officer of SWS Group, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit, or proceeding if such person (i) acted in good faith and in a manner he reasonably believed to be in the best interest, or not opposed to the best interest, of SWS Group, (ii) the action does not relate (even in part) to his service or the performance of his duties as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise (whether or not he was so serving at the request of SWS Group), and (iii) with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Our bylaws provide that we may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of SWS Group) by reason of the fact that he is or was an employee or agent of SWS Group, or is or was serving at the request of SWS Group as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit, or proceeding if such person (i) acted in good faith and in a manner he reasonably believed to be in the best interest, or not opposed to the best interest, of SWS Group and (ii) with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Our power to indemnify applies to actions brought by or in the right of SWS Group to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against such expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if he acted under similar standards, except that in such actions no indemnification shall be made in the event of any adjudication of liability unless and only to the extent that the Court of Chancery or court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification.

Notwithstanding the other indemnification provisions in our bylaws, to the extent a director, officer, employee or agent of SWS Group, or person serving at the request of SWS Group as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Our bylaws also provide that we may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of SWS Group, or is or was serving at the request of SWS Group as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not SWS Group would have the power to indemnify him against such liability under the other indemnification provisions of the bylaws. As permitted under Delaware law and our bylaws, we maintain liability insurance covering our directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors and officers pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Item 16.	Exhibits.**

Exhibit No.	Exhibit Description

3.1	Restated Certificate of Incorporation of the registrant incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed October 15, 2009

3.2	Restated By-laws of the registrant incorporated by reference to Exhibit 3.2 to the registrant’s Current Report on Form 8-K filed August 27, 2007

4.1*	Form of Indenture relating to senior debt securities of the registrant

4.2*	Form of Indenture relating to subordinated debt securities of the registrant

4.3*	Specimen Certificate of Common Stock

5.1*	Opinion of Haynes and Boone, LLP

12.1*	Computation of Ratio of Earnings to Fixed Charges

23.1*	Consent of Haynes and Boone, LLP (included in Exhibit 5.1)

23.2*	Consent of Grant Thornton LLP

24.1*	Power of Attorney (included in signature page)

25.1***	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Debt Trustee (to be filed prior to any issuance of debt securities)

*	Previously filed with the registrant’s Registration Statement on Form S-3, as filed with the SEC on October 16, 2009 (File No. 333-162537).
**	SWS will file as an exhibit to a Current Report on Form 8-K (i) any underwriting, remarketing or agency agreement relating to the securities offered hereby, (ii) the instruments setting forth the terms of any debt securities, preferred stock or warrants, (iii) any additional required opinions of counsel with respect to legality of the securities offered hereby, and (iv) any required opinion of counsel to SWS as to certain tax matters relative to the securities offered hereby.
***	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(a) (1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 (the “Act”) in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the registration statement (File No. 333-162537) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on October 30, 2009.

SWS GROUP, INC.

By:	/s/ DONALD W. HULTGREN
Donald W. Hultgren
Director, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement (File No. 333-162537) has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DONALD W. HULTGREN Donald W. Hultgren	Director, President and Chief Executive Officer (Principal Executive Officer)	October 30, 2009

/s/ KENNETH R. HANKS* Kenneth R. Hanks	Treasurer and Chief Financial Officer (Principal Financial Officer)	October 30, 2009

/s/ STACY HODGES* Stacy Hodges	Executive Vice President (Principal Accounting Officer)	October 30, 2009

/s/ DON A. BUCHHOLZ* Don A. Buchholz	Chairman of the Board of Directors	October 30, 2009

/s/ ROBERT A. BUCHHOLZ* Robert A. Buchholz	Director	October 30, 2009

/s/ BRODIE L. COBB* Brodie L. Cobb	Director	October 30, 2009

/s/ I.D. FLORES, III* I.D. Flores, III	Director	October 30, 2009

/s/ LARRY A. JOBE* Larry A. Jobe	Director	October 30, 2009

/s/ R. JAN LECROY* R. Jan LeCroy	Director	October 30, 2009

/s/ FREDERICK R. MEYER* Frederick R. Meyer	Director	October 30, 2009

/s/ MIKE MOSES* Mike Moses	Director	October 30, 2009

/s/ JON L. MOSLE, JR.* Jon L. Mosle, Jr.	Director	October 30, 2009

*By:	/s/ DONALD W. HULTGREN
Donald W. Hultgren
(Attorney-in-fact)

EXHIBIT INDEX**

Exhibit No.	Exhibit Description

3.1	Restated Certificate of Incorporation of the registrant incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed October 15, 2009

3.2	Restated By-laws of the registrant incorporated by reference to Exhibit 3.2 to the registrant’s Current Report on Form 8-K filed August 27, 2007

4.1*	Form of Indenture relating to senior debt securities of the registrant

4.2*	Form of Indenture relating to subordinated debt securities of the registrant

4.3*	Specimen Certificate of Common Stock

5.1*	Opinion of Haynes and Boone, LLP

12.1*	Computation of Ratio of Earnings to Fixed Charges

23.1*	Consent of Haynes and Boone, LLP (included in Exhibit 5.1)

23.2*	Consent of Grant Thornton LLP

24.1*	Power of Attorney (included in signature page)

25.1***	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Debt Trustee (to be filed prior to any issuance of debt securities)

*	Previously filed with the registrant’s Registration Statement on Form S-3, as filed with the SEC on October 16, 2009 (File No. 333-162537).
**	SWS will file as an exhibit to a Current Report on Form 8-K (i) any underwriting, remarketing or agency agreement relating to the securities offered hereby, (ii) the instruments setting forth the terms of any debt securities, preferred stock or warrants, (iii) any additional required opinions of counsel with respect to legality of the securities offered hereby, and (iv) any required opinion of counsel to SWS as to certain tax matters relative to the securities offered hereby.
***	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939.